================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          DSG International Limited
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                           DSG INTERNATIONAL LIMITED



            NOTICE OF SEVENTH ANNUAL GENERAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 18, 1998



                                                                    May 26, 1998



     The Seventh Annual General Meeting of Shareholders of DSG International Limited will be held at The Regent Bangkok, 155 Rajadamri Road, Bangkok 10330, Thailand on Thursday, June 18, 1998 at 10:00 a.m. Thailand time, for the following purposes :

     1.  To elect directors for the ensuing year.
     2.  To ratify the appointment of auditors.
     3. To act upon any other matters properly coming before the meeting and any adjournment thereof.

     Only shareholders of record at the close of business on May 25, 1998 are entitled to notice of and to vote at the meeting or any adjournment thereof.

     Any shareholder entitled to attend and vote at the meeting is entitled to appoint a proxy to attend and vote instead of him. If you do not expect to attend in person, please sign and return the enclosed Proxy in the envelope provided which requires no postage if mailed in the United States.



                                     By order of the Board of Directors

                                     /s/ Johnny Tsui
                                     ---------------
                                     JOHNNY TSUI
                                     Secretary

                           DSG INTERNATIONAL LIMITED
                               17/F Watson Centre
                             16-22 Kung Yip Street
                                   Kwai Chung
                                   Hong Kong
                              Tel : 852-2427-6951



                                PROXY STATEMENT



          This proxy statement is furnished in connection with the solicitation by the Board of Directors of DSG International Limited (the "Company") of proxies to be used at the Seventh Annual General Meeting of the Shareholders of the Company to be held on Thursday, June 18, 1998 at 10:00 a.m. Thailand time at The Regent Bangkok, 155 Rajadamri Road, Bangkok 10330, Thailand and at any adjournment thereof. The Company was formed on December 31, 1991 and became the holding company of the Company's predecessor DSG Holdings Limited and its subsidiaries.

          This proxy statement and the accompanying form of proxy were mailed to shareholders beginning May 29, 1998.



                              PROXY SOLICITATION


          A form of proxy is enclosed for use at the meeting. Unless contrary instructions are indicated on the proxy, all shares represented by the valid proxies received pursuant to this solicitation will be voted FOR election of the nominees for directors of the Company named in this Proxy Statement and FOR the appointment of the independent accountants and as the proxyholders deem advisable on other matters that may come before the meeting. In the event a shareholder specifies a different choice by means of the proxy, his or her shares will be voted in accordance with the specifications so made. If any other matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matters. A proxy may be revoked by a shareholder at any time before it is voted by delivering written notice to the Company at its address listed above, by submitting a subsequently dated proxy or by attending the meeting and voting by ballot.

          The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. Proxies may be solicited by directors, officers and regular employees of the Company, who will receive no additional compensation for such solicitation, in person, by telephone or facsimile. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in accordance with the regulations of the Securities and Exchange Commission on sending proxies and proxy material to the beneficial owners of shares held of record by others.

          A copy of the Annual Report of the Company containing audited financial statements for the year ended December 31, 1997 accompanies this proxy statement.

          On May 25, 1998, the record date for the determination of shareholders entitled to vote at the meeting, 6,674,606 Ordinary Shares were outstanding and carry the right to one vote for each such share with respect to each matter to be voted on at the meeting. The approval of a majority of the votes cast is required for the election of directors, the ratification of the appointment of independent accountants and other matters that may be properly brought before the meeting.

                             ELECTION OF DIRECTORS


          The Board of Directors of the Company presently consists of nine members, six of whom are officers of the Company. Terrence Daniels is not standing for election as a director of the Company in 1998. It is intended that eight directors will be elected in the meeting and the directors so elected will serve until the Annual General Meeting of Shareholders in 1999 or until their successors are elected and qualified.

          The Board of Directors expects that all the nominees will be able and willing to serve as directors. If, at the time of the Annual General Meeting on June 18, 1998, any nominee is unable or declines to serve, the proxies may be voted for another person nominated by the present Board of Directors to fill the vacancy or the size of the Board may be reduced.

          The following table sets forth certain biographical information concerning each nominee.


     NAME, AGE AND                         PRINCIPAL OCCUPATION
YEAR ELECTED A DIRECTOR                    AND OTHER INFORMATION
-----------------------                    ---------------------

Brandon Wang...........      Mr. Wang founded the Company in Hong Kong in 1973
  52  1973                   and has been a director and the Company's Chairman
                             and Chief Executive Officer since that time.  Mr.
                             Wang is a graduate of St. Francis Xavier's College
                             in Kowloon, Hong Kong.  Mr. Wang owns 3,321,680 of
                             the Company's Ordinary Shares.

Philip Leung...........      Mr. Leung helped establish the Company in 1973 and
  50  1973                   has served as a director and Vice President of the
                             Company since that time.  Mr. Leung is currently
                             also the Company's Chief Purchasing Officer and
                             oversees and implements the global purchasing and
                             product development of the Company.  Mr. Leung
                             holds a diploma of Management Studies from Hong
                             Kong Polytechnic and an M.B.A. degree from the
                             University of East Asia, Macau.  Mr. Leung owns
                             234,000 of the Company's Ordinary Shares.

Johnny Tsui............      Mr. Tsui helped establish the Company in 1973 and
  57  1973                   has served as a director and Vice President of the
                             Company since that time.  In September 1995, Mr.
                             Tsui was appointed as Secretary of the Company.
                             Mr. Tsui has also served as Chief Operating
                             Officer of the Company's Asian operation since
                             1991.  Mr. Tsui owns 234,000 of the Company's
                             Ordinary Shares.

Patrick Tsang..........      Mr. Tsang has been a director of the Company since
  52  1980                   1980, and was appointed a Vice President in
                             January 1992.  Mr. Tsang was Secretary of the
                             Company from March 1992 to September 1995.  In
                             1988, Mr. Tsang started up the Company's
                             Australian operation.  Since July 1993 Mr. Tsang
                             has also served as Chief Operating Officer of the
                             Company's European operations.  Mr. Tsang has a
                             Ph.D. in Engineering from the University of
                             London.  Mr. Tsang also attended a Management
                             Science course at Imperial College, London.  Mr.
                             Tsang owns 122,000 of the Company's Ordinary
                             Shares.

Terence Leung..........      Mr. Leung has been the Company's Chief Financial
  47  1991                   and Accounting Officer since 1988.  Mr. Leung was
                             appointed a director in 1991 and a Vice President
                             in January 1992.  Before joining the Company in
                             1978, Mr. Leung worked as an accountant with
                             several major trading corporations in Hong Kong.
                             Mr. Leung is a certified public accountant in the
                             United Kingdom and Hong Kong.  Mr. Leung owns
                             117,000 of the Company's Ordinary Shares.


     NAME, AGE AND                         PRINCIPAL OCCUPATION
YEAR ELECTED A DIRECTOR                    AND OTHER INFORMATION
-----------------------                    ---------------------

Peter Chang............      Mr. Chang has been the Chief Operating Officer of
  52  1991                   the Company's U.S. operations since the Company
                             moved its U.S. headquarters to Atlanta, Georgia in
                             late 1988.  Mr. Chang joined the Company in 1984
                             as Vice President in charge of U.S. sales and
                             marketing at the time the Company commenced
                             operations in the United States, and became a
                             director in 1991 and a Vice President in January
                             1992.  Prior to joining the Company, Mr. Chang
                             held various engineering and management positions
                             with major U.S. airlines, based in New York.  Mr.
                             Chang has a Master's Degree in Operations Research
                             from Kansas State University.  Mr. Chang owns
                             124,000 of the Company's Ordinary Shares.

Owen Price.............      Mr. Price became a director in April 1994. In 1993
  72  1994                   Mr. Price retired as the Managing Director of Dairy
                             Farm International Holdings Limited which he joined
                             in 1974. Prior to that time, Mr. Price had 27 years
                             experience with a large Australian retailer,
                             Woolworths Ltd., where he started as an Executive
                             Trainee and worked his way through to become Chief
                             Executive in 1971. Mr. Price has served on a number
                             of retail councils in different countries and has
                             been an adviser to the Australian government on
                             trade matters. Mr. Price is a director of numerous
                             companies in the Asia-Pacific region including
                             three other listed public companies : Dairy Farm
                             International Holdings Limited, Cycle And Carriage
                             Limited (alternate director) and The Hour Glass
                             Limited. Mr. Price does not own any Shares of the
                             Company.

Anil Thadani..........       Mr. Thadani advises the Company on financial
 52   1995                   matters, corporate strategy and development, and
                             was a director of the Company from 1989 until April
                             1995, when he resigned as a result of his interest
                             in the going private transaction proposed by the
                             Company's management group. Mr. Thadani was re-
                             elected to the Board in September 1995. Mr. Thadani
                             is the Chairman of Schroder Capital Partners (Asia)
                             Limited, a direct investment company, which he
                             founded in July 1992 in joint venture with the
                             Schroders Group of the United Kingdom. Prior to
                             this, Mr. Thadani was the Managing Director and a
                             founding partner of Arral & Partners Limited, a
                             private investment company based in Hong Kong. Mr.
                             Thadani is also a director of Programmed
                             Maintenance Services Pty. Ltd., ODS System-Pro
                             Holdings Ltd., Equatorial Reinsurance (Singapore)
                             Ltd. and Scandia (Asia) Ltd. Mr. Thadani has a
                             Master's Degree in Chemical Engineering from the
                             University of Wisconsin, Madison, and an M.B.A.
                             from the University of California at Berkeley. Mr.
                             Thadani owns 19,166 of the Company's Ordinary
                             Shares.

       Brandon Wang is married to Eileen Wang-Tsang, who is Patrick Tsang's sister. Peter Chang is married to Brandon Wang's sister.

BOARD AND COMMITTEE MEETINGS

       The Board of Directors has, as standing Committees, an Executive Committee and an Audit Committee.

       The Executive Committee consists of Brandon Wang, Philip Leung, Johnny Tsui, Patrick Tsang, Terence Leung and Peter Chang. It has authority to take any action, other than appointment of auditors, election and removal of directors and appointment of officers, which can be taken only by the Board of Directors.


       The Audit Committee consists of Owen Price and Anil Thadani. The principal functions of the Audit Committee are (i) to recommend the independent auditors to be employed by the Company; (ii) to consult with the independent auditors with regard to the plan of audit; (iii) to review, in consultation with the independent auditors, their audit report or proposed audit report; and (iv) to consult with the independent auditors with regard to the adequacy of the Company's internal accounting controls.



OWNERSHIP OF VOTING STOCK BY DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS


       The following table gives data as of December 31, 1997 concerning (i) the beneficial ownership of the Company's Ordinary Shares by all directors and officers as a group as reported by each person, and (ii) the persons known to the Company to be the beneficial owners of more than 10% of the outstanding Ordinary Shares of the Company.

                                                        PERCENTAGE OF
                                     TOTAL SHARES        TOTAL SHARES
                                     BENEFICIALLY        OUTSTANDING
NAME OF DIRECTOR/                    OWNED AS OF             AS OF
BENEFICIAL OWNER                   DECEMBER 31, 1997  DECEMBER 31, 1997
-----------------                  -----------------  -----------------
Brandon Wang .................        3,321,680(1)          49.77%
Directors and Officers
as a Group (11 persons) ......        4,427,846(1)(2)       66.34%


(1) Includes 140,580 Ordinary Shares owned by Brandon Wang's wife, Eileen Wang, as to which he disclaims beneficial ownership.

(2) Includes 123,000 Ordinary Shares owned by Benedict Wang's wife, Suk Yee Heyley Sham, as to which he disclaims beneficial ownership; and 117,000 Ordinary Shares owned by S.L. Wang's wife, Pei Fang Wang, as to which he disclaims beneficial ownership.

        As at the date of this proxy statement Brandon Wang and seven other members of Management own more than 50% of the Company's outstanding Ordinary Shares and, acting together, are able to control the election of the Board of Directors, and thus the direction and future operations of the Company, including decisions regarding acquisitions and other business opportunities, the declaration of dividends and the issuance of additional Ordinary Shares and other securities, in each case without the supporting vote of any other shareholder of the Company. In addition, Brandon Wang is controlling shareholder of the Company and thus may be deemed to be a parent of the Company under the rules and regulations of the Securities Act.

COMPENSATION OF DIRECTORS AND OFFICERS

        In 1997 the aggregate remuneration paid by the Company and its subsidiaries to all directors and officers of the Company as a group (11 persons) for services in all capacities was approximately $6,281,452.

CERTAIN TRANSACTIONS


          The following table sets forth the aggregate amount of loans made by the Company to Brandon Wang, the founder, principal shareholder and Chief Executive Officer of the Company, to a company controlled by him, and to a trust of which he is a beneficiary, from January 1, 1995 to December 31, 1997:


                                  LOAN BALANCE             BALANCE
                                  AT BEGINNING   LOANS      LOANS      AT END
                                   OF PERIOD    EXTENDED    REPAID    OF PERIOD
                                   ---------    --------    ------    ---------
                                              (dollars in thousands)

Year ended December 31, 1997.......  $15,644     $ 6,129     $21,166     $   607
Year ended December 31, 1996.......   12,536       7,638       4,530      15,644
Year ended December 31, 1995.......      674      13,167       1,305      12,536


          In 1997, 1996 and 1995 the Company advanced $6.1 million, $7.6 million and $13.2 million, respectively, to Brandon Wang, the founder, substantial shareholder and Chief Executive Officer of the Company and to a trust of which he is a beneficiary. These advances were made under a loan and security agreement in which the Company agreed to make loans to Brandon Wang from time to time, subject to any limit on such loans which may be imposed by the Board of Directors. The advances were evidenced by promissory notes bearing interest at a rate equal to 1.5% over the London Inter-Bank Offered Rate or such other rate that the Board of Directors and the borrower shall agree in writing. The rate of interest was reviewed quarterly and adjusted, if necessary. The promissory notes were collateralized by the pledge of shares of the Company held by Brandon Wang. The fair market value of the shares pledged was required to be at least 200% of the amount due under the notes. The loans were repayable on demand, however, the Company and Brandon Wang agreed to a quarterly repayment schedule, with the final payment of principal due in 1998. During 1997 and 1996, Brandon Wang and a trust controlled by him repaid $21.2 million and $4.5 million, respectively, to the Company. As the loans were settled during 1997, the pledged shares were released. Interest of $1.0 million, $1.0 million and $0.7 million was charged on these advances in 1997, 1996 and 1995, respectively. The balance at December 31, 1997 was $0.6 million.

          In 1997 a U.S. subsidiary of the Company extended a guarantee to a bank as part of a $15 million term loan provided to Brandon Wang. Brandon Wang has pledged 2,217,100 shares in the Company to the lender as security for the loan. Commencing January 1, 1998, this loan is repayable by quarterly instalments of $0.4 million followed by a balloon payment of $10.1 million on August 1, 2000.


                     RATIFICATION OF SELECTION OF AUDITORS

          The Board of Directors of the Company has selected the firm of Deloitte Touche Tohmatsu, independent certified public accountants, as the independent auditors to make an examination of the consolidated financial statements of the Company and its subsidiaries for the 1998 fiscal year, subject to ratification by the shareholders. Deloitte Touche Tohmatsu has acted as auditor for the Company and the Company's predecessor for many years.

          A representative of Deloitte Touche Tohmatsu is expected to be present at the meeting, with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions. Ratification will require the affirmative vote of a majority of the Ordinary Shares present and voting at the meeting in person or by proxy. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

            SUBMISSION OF PROPOSALS FOR 1999 ANNUAL GENERAL MEETING

          All proposals of shareholders which are intended to be presented at the next Annual General Meeting of Shareholders must be received at the Principal Executive Office of the Company, 17/F Watson Centre, 16-22 Kung Yip Street, Kwai Chung, Hong Kong not later than December 31, 1998 for inclusion in the 1999 proxy statement and form of proxy.


                                 OTHER MATTERS

          The Board does not know of any other business which may be presented for consideration at the meeting. If any business not described herein should come before the meeting, the persons named in the enclosed proxy will vote on those matters in accordance with their best judgment.



                                     By order of the Board of Directors

                                     /s/ Johnny Tsui
                                     ---------------
                                     JOHNNY TSUI
                                     Secretary



Date :  May 26, 1998

                           DSG INTERNATIONAL LIMITED
                     PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR ANNUAL MEETING JUNE 18, 1998



        Brandon Wang and Johnny Tsui, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned at the Annual General Meeting of Shareholders of DSG International Limited to be held on Thursday, June 18, 1998, and at any adjournment thereof.




      (Continued and to be executed and dated on the reverse side hereof)






                            *FOLD AND DETACH HERE*

        Shares represented by this proxy will be         Please mark your
voted as directed by the shareholder. If no such         votes as indicated [X]
directions are indicated, the proxies will have          in this example
authority to vote FOR the election of directors and FOR Item 2.

SELECTION OF DIRECTORS:     FOR all nominees listed        WITHHOLD AUTHORITY
                               below (except as             to vote for all
                                 marked to the              nominees listed
                                contrary below)

                                     [  ]                         [  ]

Nominees: Brandon Wang, Philip Leung, Johnny Tsui, Patrick Tsang, Terence Leung,
          Peter Chang, Owen Price, Anil Thadani.

Instruction: To withhold authority to vote for any individual nominees strike a line through nominee's name in the list above.)



2. Ratification of the appointment of Deloitte Touche Tohmatsu as the Company's independent auditors for the current fiscal year:

           FOR                  AGAINST                 ABSTAIN

           [  ]                  [  ]                    [  ]


3.  Upon any other matters which might properly come before the meeting.


Date:                                        , 1998
     ----------------------------------------


---------------------------------------------------
           (Shareholder's Signature)


---------------------------------------------------
           (Shareholder's Signature)


Please sign exactly as your name appears on this proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.


        PLEASE DATE, SIGN AND RETURN



                            *FOLD AND DETACH HERE*